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                                 EXHIBIT 99.1



FOR IMMEDIATE RELEASE


VIRATA COMPLETES ACQUISITION OF AGRANAT SYSTEMS AND OBTAINS KEY WEBTECHNOLOGIES
                        AND NETWORK MANAGEMENT SOFTWARE


     SANTA CLARA, Calif., August 21, 2000 - Virata Corporation (Nasdaq: VRTA) today announced that it has completed its acquisition of Agranat Systems, Inc. a leading supplier of web technologies and networking management software to industry leaders such as Alcatel, 3COM Corporation, Cabletron, Hewlett-Packard, Efficient Networks, Lucent, Nortel and Siemens. Under the terms of the merger agreement, Virata will issue approximately 492,000 shares of its common stock to acquire all of the outstanding shares and options of Agranat Systems.

     "Agranat's technology will allow us to address one of the most important issues facing the DSL industry today- which is how to easily install, reconfigure and maintain DSL services," said Virata Chief Executive Officer Charles Cotton. "We believe this acquisition will significantly enhance our integrated software and hardware solutions and enable our CPE customers to deliver plug-and-play compatible DSL devices that end-users can easily and quickly install right out the box."

     In order to support Agranat's existing customer base and to facilitate the delivery of software-only solutions to current and future customers, Agranat will continue to operate independently as a wholly-owned subsidiary of Virata Corporation, with its offices located in Maynard, Mass. This new Virata subsidiary will be managed by Ian Agranat and will continue offering software-only solutions such as the EmWeb product family.

          About Virata


     Virata Corporation provides communications processors combined with integrated software modules to manufacturers of equipment utilizing digital subscriber line (DSL)
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technologies. These "integrated software on silicon" product solutions enable customers to develop a diverse range of broadband wireless and DSL equipment including modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access market. Virata's products are designed to enable DSL equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

     Virata is a principal member of the official ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL Alliance and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California.

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Virata is a registered trademark of Virata Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Factors that might cause a difference include, but are not limited to, those relating to evolving industry standards, the pace of development and market acceptance of Virata's products and the DSL market generally, commercialization and technological delays or difficulties, the impact of competitive products and technologies, competitive pricing pressures, manufacturing risks, the possibility of our products infringing patents and other intellectual property of third parties, product defects, costs of product development, the company's ability to extract value from the acquisition, and manufacturing and government regulation. Virata will not update these forward-looking statements to reflect events or circumstances after the date hereof. More detailed information about potential factors that could affect Virata's financial results is included in the documents Virata files from time to time with the Securities and Exchange Commission.


Media Contacts:         Kelly Morris
                        Virata
                        408-566-1026
                        kmorris@virata.com

                        Desiree Russell
                        Virata
                        919-790-9189, ext. 3336
                        drussell@virata.com